UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 22, 2015

TG Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32639 (Commission File Number)	36-3898269 (IRS Employer Identification No.)

3 Columbus Circle, 15th Floor

New York, New York 10019

(Address of Principal Executive Offices)

(212) 554-4484

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01.	Other Events.

Explanatory Note

This Form 8-K/A is filed by TG Therapeutics, Inc. (“TG” or the “Company”) to correct Item 8.01 of the Current Report on Form 8-K dated June 18, 2015, which referenced a press release announcing updated clinical results from its Phase 2 study of TG-1101 (ublituximab) in combination with ibrutinib. In the release issued on June 18, 2015, the percentage of high-risk CLL patients achieving a confirmed or unconfirmed Complete Response (CR) and/or Minimal Residual Desease (MRD) negativity by the end of the study period (month 6) was incorrectly reported as 20%, when the correct percentage is 25% or 5 of 20 patients. This error appeared in the second bulleted subheading of the release as well as in the third sentence of the first paragraph under the section header “Clinical Activity of TG-1101 + ibrutinib.” Again, the correct statement is 25% of high-risk CLL patients achieved a confirmed or unconfirmed Complete Response (CR) and/or Minimal Residual Disease (MRD) negativity by the end of the study period (month 6). A copy of the revised press release is being filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements And Exhibits.

(d)	Exhibits.

99.1	Revised Press Release, revised as of June 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TG Therapeutics, Inc.
(Registrant)

Date: June 22, 2015	By:	/s/ Sean A. Power
Sean A. Power Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Revised Press Release, revised as of June 22, 2015